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                                                                 Exhibit 21

ICF Kaiser International, Inc.'s ownership of the following affiliated entities which are less than wholly owned is indicated by an ownership percentage figure in parentheses following the name of the entity.

                                                                   JURISDICTION
ENTITY NAME                                                        OF FORMATION
I.  Clement International Corporation                                  Delaware
I.  Cygna Group, Inc.                                                  Delaware
    II.  Liability Risk Management, Inc.                             California
I.  EDA, Incorporated                                                  Maryland
I.  ICF Cannon Associates, Inc.                                        Delaware
I.  ICF Consulting Associates, Inc.                                    Delaware
I.  ICF Incorporated                                                   Delaware
I.  ICF Information Technology, Inc.                                   Delaware
    II.  Phase Linear Systems Incorporated                             Delaware
I.  ICF Kaiser Defense Programs, Inc.                                  Delaware
I.  ICF Kaiser Development Corporation, Inc.                           Delaware
    II.  Global Trade & Investment, Inc.                               Delaware
I.  ICF Kaiser Engineers Group, Inc.                                   Delaware
    II.  Henry J. Kaiser Company                                         Nevada
    II.  ICF Florida First, Inc.                                       Delaware
    II.  ICF Kaiser Engineers, Inc.                                        Ohio
         III.  ICF Kaiser Engineers (California) Corporation           Delaware
         III.  ICF Kaiser Engineers Corporation                        New York
         III.  ICF Kaiser Engineers of Michigan, Inc.                  Michigan
         III.  ICF Kaiser International Planning & Design, Inc.    Pennsylvania
         III.  ICF Kaiser Remediation Company.                         Delaware
         III.  Kaiser Engineers Australia Pty. Limited (50%)          Australia
               IV.  Kaiser Engineers (NZ) Ltd (99%)                 New Zealand
         III.  Kaiser Engineers and Constructors, Inc.                   Nevada
               IV.  ICF Pty. Ltd. (50%)                               Australia
               IV.  Kaiser Engineers Limited (0.02%)                       U.K.
               IV.  Kaiser Engineers Australia Pty. Limited (50%)     Australia
               IV.  Kaiser Engenharia de Portugal Limitada (50%)       Portugal
               IV.  Kaiser Engineers (NZ) Ltd (1%)                  New Zealand
               IV.  Kaiser Engineers Pty. Ltd. (50%)                  Australia
               IV.  Kaiser Ingenieria de Chile Limitada (51%)             Chile
         III.  Kaiser Engineers International, Inc.                      Nevada
               IV.  ICF Pty. Ltd. (50%)                               Australia
               IV.  Kaiser Engenharia de Portugal Limitada (50%)       Portugal
               IV.  Kaiser Engineers Pty. Ltd. (50%)                  Australia
               IV.  Kaiser Ingenieria de Chile Limitada (49%)             Chile
         III.  Kaiser Engineers Limited (99.98%)                           U.K.
               IV.  Kaiser Engineers Technical Services Limited (80%)    Cyprus
               IV.  Kaiser Engineers (UK) Limited (50%)                    U.K.
         III.  Kaiser Engineers (UK) Limited (50%)                         U.K.
               IV.  Kaiser Engineers Technical Services Limited (20%)    Cyprus
         III.  Kaiser Engenharia e Constructoes Limitada                 Brazil
         III.  KE, Inc.                                             Philippines


SEC Exhibit 21                - Page 1 of 2 -         Current as of July 4, 1996

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                                      ICF KAISER affiliated entitles (continued)


         III.  ICF Kaiser Engineers & Builders, Inc.                   Delaware
         III.  KE Services Corporation                                 Delaware
         III.  La Compagnie Henry J. Kaiser Company (Canada) Ltee.       Canada
         III.  ICF Kaiser Overseas Engineering, Inc.                   Delaware
         III.  PCI Operating Company, Inc.                             Delaware
               IV.  PCI Operating Company Partnership (51%)            Delaware
    II.  ICF Technology Incorporated                                   Delaware
    II.  International Waste Energy Systems, Inc.                      Delaware
    II.  KE Livermore, Inc.                                            Delaware
I.  ICF Kaiser Engineers Massachusetts, Inc.                           Delaware
I.  ICF Kaiser / Georgia Wilson, Inc.                                  Delaware
I.  ICF Kaiser Government Programs, Inc.                               Delaware
    II.  Kaiser-Hill Company, LLC (50%)                                Colorado
         III.  Kaiser-Hill Funding Company, L.L.C. (98%)               Delaware
    II.  Kaiser-Hill Funding Company, L.L.C. (1%)                      Delaware
I.  ICF Kaiser Hanford Company                                         Delaware
I   ICF Kaiser Holdings Unlimited, Inc.                                Delaware
    II.  American Venture Investments Incorporated                     Delaware
         III.  American Venture Holdings, Inc.                         Delaware
    II.  Cygna Consulting Engineers and Project Management, Inc.     California
    II.  Excell Development Construction, Inc.                         Delaware
         III.  International Systems, Inc.                             Colorado
    II.  ICF Kaiser Engineers Eastern Europe, Inc.                     Delaware
         III.  ICF Kaiser Netherlands B.V. (10%)                    Netherlands
    II.  ICF Kaiser Netherlands B.V. (90%)                          Netherlands
    II.  ICF Leasing Corporation, Inc.                                 Delaware
    II.  ICF Environnement (80%)                                         France
I.  ICF Resources Incorporated                                         Delaware
    II.  ICF R G.P. No. 1, Inc.                                        Delaware
         III.  Gary PCI Ltd. L.P.                                      Delaware
               IV.   Gary Coal Processing L.P.                         Delaware
    II.  HBG Hawaii, Inc.                                              Delaware
    II.  HBG International, Inc.                                       Delaware
    II.  PCI Operating Company Partnership (49%)                       Delaware
I.  ICF Kaiser Servicios Ambientales, S.A. de C.V. (66 2/3%)             Mexico
I.  Kaiser Engineers Pacific, Inc.                                       Nevada
I.  Monument Select Insurance Company                                   Vermont
I.  Systems Applications International, Inc.                           Delaware
I.  Tudor Engineering Company                                          Delaware

SEC Exhibit 21                - Page 2 of 2 -         Current as of July 4, 1996